Exhibit 3.31

                        AMENDED AND RESTATED BYLAWS

                                     OF

                                 [Company]

                          (a Michigan corporation)

                                 ----------

                                 ARTICLE I

                                SHAREHOLDERS

         1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by Section 332 and, where applicable, by Sections 463, 472, and 805, of the Michigan Business Corporation Act and by any other applicable provision of law and shall be signed by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and also may be signed by another officer of the corporation. The certificate may be sealed with the seal of the corporation or a facsimile of the seal. The signature of the officers may be facsimiles. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

         In the event that the shares or other securities of the corporation are listed on a national securities exchange, the corporation may by resolution of the Board of Directors eliminate certificates representing such shares or securities and provide for such other methods of recording, noticing ownership, and disclosure as may be provided by the rules of that national securities exchange.

         No certificate shall be issued for any share until such share is fully paid.

         The corporation may issue a new certificate for shares or fractional shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of any alleged lost or destroyed certificate or the issuance of any such new certificate.

         2. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, if any.

         3. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders or an adjournment thereof, or to express consent or dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders, in accordance with the provisions of Section 412 of the Michigan Business Corporation Act.

         4. SHAREHOLDER MEETINGS.

         - TIME. The annual meeting shall be held at the time fixed, from time to time, by the directors.

         - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Michigan, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Michigan.

         - CALL. Annual meetings may be called by the directors or by the President or by any officer instructed by the directors to call the meeting. Special meetings may be called in a like manner or whenever the holders of shares entitled to at least ten percent of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called.

         - NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may by examined not less than ten and no more than sixty days before the date of the meeting.

         - VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. Such list shall be arranged alphabetically within each class and series, if any, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to the inspection of any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at such meeting.

         - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by a chairperson who shall be one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present, by a chairperson to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present and acting, the chairperson of the meeting shall appoint a secretary of the meeting. The chairperson shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. The chairperson of the meeting shall announce at the meeting when the polls close for each matter voted upon.

         - QUORUM. Except for meetings ordered by the Circuit Court to be called and held pursuant to Sections 402 and 403 of the Michigan Business Corporation Act, the shares entitled to cast at least a majority of the votes at a meeting shall constitute a quorum at the meeting of shareholders for the transaction of business. The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, a meeting may be adjourned by a vote of the shares present.

         - VOTING. Each share shall entitle the holder thereof to one vote. A vote may be cast either orally or in writing. In the election of directors, a plurality of the votes cast at a meeting at which a quorum is present shall elect. Any other action shall be authorized by a majority of the votes cast at a meeting at which a quorum is present except where the Michigan Business Corporation Act or these Bylaws or the Articles of Incorporation prescribe a different proportion of votes.

         5. WRITTEN ACTION. Any action required or permitted by the Michigan Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if all the shareholders consent thereto in writing.

         If the articles of incorporation shall so provide, any action required or permitted by the Michigan Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing as aforesaid.

         The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within sixty days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than ten days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         The written consents of the shareholders shall be filed with the minutes of proceedings of shareholders.

                                 ARTICLE II

                              GOVERNING BOARD

         1. FUNCTIONS, DEFINITIONS AND COMPENSATION. The business and affairs of the corporation shall be managed by or under the direction of a governing board. The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers except as may otherwise be provided for by the Michigan Business Corporation Act.

         2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Michigan. The number of directors constituting the Board of Directors shall be one or more. Subject to the foregoing limitation, such number of directors may be fixed or changed from time to time by the shareholders or by the Board of Directors.

         3. ELECTION AND TERM. Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified or until their resignation or removal. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any existing vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists or by the sole remaining director. A director may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at a later time as set forth in the notice of resignation.

         4. REMOVAL OF DIRECTORS. One or more or all the directors of the corporation may be removed for cause or without cause by the vote of the holders of a majority of the shares entitled to vote at an election of directors.

         5. MEETINGS.

         - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         - PLACE. Meetings shall be held at such place within or without the State of Michigan as shall be fixed by the Board.

         - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

         - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted at, or the purpose of, the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         - QUORUM AND ACTION. A majority of the members of the Board of Directors in office shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as may otherwise be provided in the articles of incorporation, these Bylaws, or the Michigan Business Corporation Act, the vote of the majority of the directors present at a meeting at which a quorum is present shall constitute the action of the Board of Directors or of a committee of directors, if any.

         6. ACTION WITHOUT MEETING. Any action required or permitted to be taken under authorization voted at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting, if, before or after the action, all members of the Board of Directors then in office or of the committee, as the case may be, consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board of Directors or committee.

                                ARTICLE III

                                  OFFICERS

         The directors shall elect or appoint a President, a Secretary, and a Treasurer, may elect or appoint a Chairman of the Board, a Vice Chairman of the Board, one or more Vice-Presidents, Assistant Vice-Presidents, and may elect or appoint, or delegate to the Executive Committee, if any, or to one or more officers, the power to elect or appoint one or more Assistant Secretaries, and Assistant Treasurers, and such other officers and agents as they shall determine. The President may but need not be a director. Two or more offices may be held by the same person but an officer shall not execute, acknowledge, or verify an instrument in more than one capacity if such instrument is required by law or the Articles of Incorporation or Bylaws to be executed, acknowledged, or verified by two or more officers.

         Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

         Officers shall have the powers and duties defined in the resolutions or instruments appointing them.

         An officer may be removed for cause or without cause. An officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

                                 ARTICLE IV

                    BOOKS AND RECORDS, FINANCIAL REPORT

         The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors, and other committee or committees, if any. The books, records, and minutes may be kept in or outside the State of Michigan. The corporation shall keep at its registered office in the State of Michigan or at the office of its transfer agent in or outside the State of Michigan, records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the dates when they respectively became holders of record. Any of the foregoing books, records, or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         The corporation shall annually cause to be made and distributed to each shareholder the financial report prescribed by Section 901 of the Michigan Business Corporation Act.

                                 ARTICLE V

                               CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                 ARTICLE VI

                                FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                ARTICLE VII

                            CONTROL OVER BYLAWS

         On and after the date upon which the incorporator shall have adopted the initial corporate Bylaws, the power to amend or repeal the Bylaws of the corporation or to adopt new Bylaws may be exercised by the directors or the shareholders; provided, that the shareholders only shall be empowered to adopt a Bylaw providing for a greater or lesser proportion of shareholders to constitute a quorum or providing for the election of directors for staggered terms of office unless the articles of incorporation provide therefor, and provided that an amendment of these Bylaws by the Board of Directors of the corporation requires the vote of not less than a majority of the members of the Board of Directors then in office.